Exhibit 10.2

                          PATENT APPLICATION ASSIGNMENT

     THIS PATENT APPLICATION ASSIGNMENT ("Assignment") is made and entered into this 31st day of January, 2005 (the "Effective Date") by and between Meditech Pharmaceuticals, Inc., a corporation duly formed under the laws of the State of Nevada (hereinafter called the "Assignor") and East West Distributors, Inc., a corporation duly formed under the laws of the State of Nevada (hereinafter called the "Assignee").

     A. WHEREAS, Assignor owns the following Patent Applications and the inventions described therein (hereinafter called "the Patent Applications" and "the Inventions", respectively):

          1. US Patent Application 10/343,292,  filed January 28, 2003 by Gerald
     N. Kern

          2. US Patent Application 10/096,672, filed March 13, 2002 by Gerald N. Kern;

     B. WHEREAS, the Assignee is desirous of acquiring and Assignor is desirous of assigning all right, title and interest in all of the Patent Applications and the Inventions;

     NOW, THEREFORE, Assignor, for value received, the receipt and adequacy of which is hereby ackno-wledged, does hereby sell, assign, and convey unto Assignee all right, title and interest throughout the world in and to the Patent Applications and the Inventions, this assignment including, but not being limited to:

     a. All patent applications, issued patents, or like protection on said Inventions made or owned by Assignor or its legal representatives, whether in the United States of America or any other country or place anywhere in the world;

     b. All substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, extension, and the like of said Patent Applications and like grants, including without limitation, those obtained or permissible under past, present and future laws or statutes;

     c. All rights of action on account of past, present and future unauthorized use of said Inventions and for infringement of said Patent Applications and like protection;

     d. The right of Assignee to file in its name applications for patents and like protection for said Inventions in any country or countries foreign to the United States; and

     e. All international rights or priority associated with said Inventions, Patent Applications and like protection.

     Assignor covenants that Assignor, its heirs, legal representatives, officers, assigns, and administrators, will execute all papers and perform such other acts, with expenses if any to be paid by Assignee, as may be reasonably necessary to give Assignee, its successors and assigns, the full benefit of this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the successors, assigns and legal representatives of the parties hereto.

         .

                                    Assignor:



Date:  __________________           By:
                                        ----------------------------------------
                                        Name:
                                        Title:


THE STATE OF ARIZONA                ss.
                                    ss.
COUNTY OF                           ss.
          ----------------------


     This instrument was acknowledged by _________________ on this the _____ day of __________________, 2005.


                                    --------------------------------------------
(Seal)                              Notary Public in and for the State of Nevada

                                    My commission expires:
                                                          ----------------------





                                       2